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EXHIBIT I

RATINGS OF XCEL ENERGY AND
ITS PRINCIPAL UTILITY SUBSIDIARIES

COMPANY	MOODY'S	S&P
XCEL ENERGY
• CORPORATE RATING	Baa1	BBB
• SENIOR UNSECURED	Baa1	BBB-
• COMMERCIAL PAPER	Withdrawn	A2
• PREFERRED	Baa3	BB+
	*stable outlook	*stable outlook
NSP M
• CORPORATE RATING	A3	BBB
• SENIOR SECURED	A2	A-
• SENIOR UNSECURED	A3	BBB-
• COMMERCIAL PAPER	P2	A2
	*stable outlook	*stable outlook
NSP W
• CORPORATE RATING	NA	BBB+
• SENIOR SECURED	A2	A-
• SENIOR UNSECURED	A3	BBB
• COMMERCIAL PAPER	—	—
	*stable outlook	*stable outlook
PSCO
• CORPORATE RATING	Baa1	BBB
• SENIOR SECURED	A3	A-
• SENIOR UNSECURED	Baa1	BBB-
• COMMERCIAL PAPER	P2	A2
	*stable outlook	*stable outlook
SPS
• CORPORATE RATING	Baa1	BBB
• SENIOR SECURED	—	—
• SENIOR UNSECURED	Baa1	BBB
• COMMERCIAL PAPER	P2	A2
	*stable outlook	*stable outlook

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  EXHIBIT I
RATINGS OF XCEL ENERGY AND ITS PRINCIPAL UTILITY SUBSIDIARIES